Exhibit 99.1

LIBERTY GLOBAL PLC
UNAUDITED CONDENSED CONSOLIDATED PRO FORMA
FINANCIAL STATEMENTS

General

The accompanying unaudited condensed consolidated pro forma financial statements of Liberty Global plc (Liberty Global) reflect the pro forma effects of the contribution of Ziggo Group Holding B.V. (Ziggo Group Holding) and its subsidiaries, including Liberty Global Netherlands Content B.V. to the Dutch JV (as defined and described below) and certain related transactions. Ziggo Group Holding and its subsidiaries are collectively referred to herein as the "Dutch JV Entities."

The accompanying unaudited condensed consolidated pro forma balance sheet as of September 30, 2016 gives effect to the contribution of the Dutch JV Entities and certain related transactions, as if these transactions had occurred on such date. The accompanying unaudited condensed consolidated pro forma statements of operations for the nine months ended September 30, 2016 and for the year ended December 31, 2015 give effect to the contribution of the Dutch JV Entities and certain related transactions, as if such transactions had occurred on January 1, 2015.

The unaudited condensed consolidated pro forma results do not purport to be indicative of the financial position and results of operations that Liberty Global will obtain in the future, or that Liberty Global would have obtained were these transactions effective as of the dates indicated above. The pro forma adjustments are based upon currently available information and upon certain assumptions that Liberty Global believes are reasonable. These unaudited condensed consolidated pro forma financial statements have been derived from, and should be read in conjunction with, the September 30, 2016 condensed consolidated financial statements and the December 31, 2015 consolidated financial statements of Liberty Global.

The pro forma adjustments presented in (i) the accompanying unaudited condensed consolidated pro forma balance sheet are based on an exchange rate as of September 30, 2016 of 1.1228 United States ("U.S.") dollar per euro, (ii) the accompanying unaudited condensed consolidated pro forma statement of operations for the nine months ended September 30, 2016 are based on an average exchange rate for the period of 1.1164 U.S. dollars per euro and (iii) the accompanying unaudited condensed consolidated pro forma statement of operations for the year ended December 31, 2015 are based on an average exchange rate for the period of 1.1100 U.S. dollars per euro. In addition, convenience translations into U.S. dollars are calculated as of September 30, 2016. In these unaudited condensed consolidated pro forma financial statements, the terms “we,” “our” and “us” may refer, as the context requires, to Liberty Global or collectively to Liberty Global and its subsidiaries.

Dutch JV Overview

On February 15, 2016, Liberty Global and Liberty Global Europe Holding B.V., our wholly-owned subsidiary, entered into an agreement with Vodafone Group plc (Vodafone) and one of its wholly-owned subsidiaries. Pursuant to this agreement, Liberty Global and Vodafone agreed to form a 50:50 joint venture (the Dutch JV) that would combine the Dutch JV Entities with Vodafone’s mobile businesses in the Netherlands (Vodafone NL) to create a national unified communications provider in the Netherlands with complementary strengths across video, broadband, mobile and business-to-business services (the Dutch JV Transaction). Liberty Global and Vodafone completed the Dutch JV Transaction on December 31, 2016. While these unaudited condensed consolidated pro forma financial statements reflect the effective disposition of a 50% interest in the Dutch JV Entities, our effective acquisition of a 50% interest of Vodafone NL through the Dutch JV is not significant to the consolidated financial statements of Liberty Global. Accordingly, we have not included pro forma adjustments reflecting the effective acquisition of a 50% interest in Vodafone NL.
In connection with the closing of the Dutch JV Transaction, Vodafone made an equalization payment to Liberty Global. The amount of the equalization payment, which is subject to post-closing adjustments, was based on the defined net debt and certain working capital adjustments of Ziggo Group Holding and Vodafone NL at December 31, 2016. The Dutch JV Entities were contributed to the Dutch JV with their outstanding third-party debt.
In anticipation of the recapitalization of the Dutch JV, certain subsidiaries of Ziggo Group Holding entered into various debt financing arrangements in September 2016 (the Recapitalization Transactions). The net proceeds from the Recapitalization Transactions of $3.2 billion equivalent were placed into escrow pending the formation of the Dutch JV. On January 4, 2017, in connection with the formation of the Dutch JV, the Dutch JV distributed the net proceeds held in escrow to Liberty Global and Vodafone on a pro rata basis.

Pursuant to an agreement entered into in connection with the closing of the Dutch JV (the Framework Agreement), Liberty Global and Vodafone will charge fees for certain services to be provided to the Dutch JV by their respective subsidiaries. These unaudited condensed consolidated pro forma financial statements give effect to the estimated amounts to be charged by Liberty Global and its subsidiaries to the Dutch JV pursuant to the Framework Agreement.

Following completion of the Dutch JV Transaction, we will account for our 50% interest in the Dutch JV as an equity method investment.

LIBERTY GLOBAL PLC
Unaudited Condensed Consolidated Pro Forma Balance Sheet
September 30, 2016

	Liberty Global historical	Contribution of Dutch JV Entities (1)	Liberty Global as adjusted	Pro forma adjustments		Pro forma Liberty Global
	in millions
ASSETS
Cash and cash equivalents	$977.1	$—	$977.1	$809.1	(2)	$3,383.8
				1,597.6	(3)
Receivables and other current assets	2,947.5	—	2,947.5	—		2,947.5
Total current assets	3,924.6	—	3,924.6	2,406.7		6,331.3
Investments	2,243.8	1,122.8	3,366.6	5,029.4	(4)	6,798.4
				(1,597.6)	(3)
Property and equipment, net	21,606.2	—	21,606.2	—		21,606.2
Goodwill	24,360.0	—	24,360.0	—		24,360.0
Intangible assets subject to amortization, net	4,076.2	—	4,076.2	—		4,076.2
Assets held for sale	18,546.6	(18,546.6)	—	—		—
Other assets, net	6,216.1	—	6,216.1	—		6,216.1
Total noncurrent assets	77,048.9	(17,423.8)	59,625.1	3,431.8		63,056.9
Total assets	$80,973.5	$(17,423.8)	$63,549.7	$5,838.5		$69,388.2

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Current portion of debt and capital lease obligations	$2,155.4	$—	$2,155.4	$—		$2,155.4
Other current liabilities	6,481.2	—	6,481.2	—		6,481.2
Total current liabilities	8,636.6	—	8,636.6	—		8,636.6
Long-term debt and capital lease obligations	41,792.1	—	41,792.1	—		41,792.1
Liabilities associated with assets held for sale	13,411.7	(13,411.7)	—	—		—
Other long-term liabilities	4,167.8	—	4,167.8	—		4,167.8
Total liabilities	68,008.2	(13,411.7)	54,596.5	—		54,596.5
Equity:
Share capital	10.8	—	10.8	—		10.8
Additional paid-in capital	17,982.0	—	17,982.0	—		17,982.0
Accumulated deficit	(5,677.3)	(4,012.1)	(9,689.4)	(644.5)	(5) (6)	(4,495.4)
				809.1	(2) (5)
				5,029.4	(4) (5)
Accumulated other comprehensive earnings (loss), net of taxes	(316.7)	—	(316.7)	644.5	(6)	327.8
Treasury shares, at cost	(0.3)	—	(0.3)	—		(0.3)
Total Liberty Global shareholders	11,998.5	(4,012.1)	7,986.4	5,838.5		13,824.9
Noncontrolling interests	966.8	—	966.8	—		966.8
Total equity	12,965.3	(4,012.1)	8,953.2	5,838.5		14,791.7
Total liabilities and equity	$80,973.5	$(17,423.8)	$63,549.7	$5,838.5		$69,388.2

LIBERTY GLOBAL PLC
Unaudited Condensed Consolidated Pro Forma Statement of Operations
Nine months ended September 30, 2016

	Liberty Global historical	Contribution of Dutch JV Entities (7)	Liberty Global as adjusted	Pro forma adjustments		Pro forma Liberty Global
	in millions, except share and per share data

Revenue	$14,869.3	$(2,039.3)	$12,830.0	$100.0	(8)	$12,930.0
Operating costs and expenses:
Operating (other than depreciation and amortization)	5,574.9	(641.1)	4,933.8	—		4,933.8
Selling, general and administrative	2,665.0	(282.2)	2,382.8	—		2,382.8
Depreciation and amortization	4,405.4	(594.7)	3,810.7	—		3,810.7
Impairment, restructuring and other operating items, net	246.9	(8.0)	238.9			238.9
	12,892.2	(1,526.0)	11,366.2	—		11,366.2
Operating income	1,977.1	(513.3)	1,463.8	100.0		1,563.8
Non-operating income (expense):
Interest expense	(1,940.8)	266.5	(1,674.3)	—		(1,674.3)
Realized and unrealized gains on derivative instruments, net	106.9	370.3	477.2	—		477.2
Foreign currency transaction gains, net	133.2	(89.9)	43.3	—		43.3
Losses on debt modification and extinguishment, net	(88.7)	16.0	(72.7)	—		(72.7)
Share of equity losses	(72.1)	17.4	(54.7)	(84.0)	(9)	(138.7)
Other expense, net	(467.7)	(0.5)	(468.2)	46.4	(10)	(421.8)
Loss before income taxes	(352.1)	66.5	(285.6)	62.4		(223.2)
Income tax expense	(116.6)	25.5	(91.1)	—	(11)	(91.1)
Net loss	(468.7)	92.0	(376.7)	62.4		(314.3)
Net earnings attributable to noncontrolling interests	(48.5)	—	(48.5)	—		(48.5)
Net loss attributable to Liberty Global shareholders	$(517.2)	$92.0	$(425.2)	$62.4		$(362.8)

Basic and diluted loss attributable to Liberty Global shareholders per share:
Liberty Global Shares	$(0.33)					$(0.16)
LiLAC Shares	$(2.49)					$(2.49)

Basic and diluted weighted average shares outstanding:
Liberty Global Shares	884,567,424					884,567,424
LiLAC Shares	89,764,378					89,764,378

LIBERTY GLOBAL PLC
Unaudited Condensed Consolidated Pro Forma Statement of Operations
Year ended December 31, 2015

	Liberty Global historical	Contribution of Dutch JV Entities (7)	Liberty Global as adjusted	Pro forma adjustments		Pro forma Liberty Global
	in millions, except share and per share data

Revenue	$18,280.0	$(2,758.6)	$15,521.4	$136.0	(8)	$15,657.4
Operating costs and expenses:
Operating (other than depreciation and amortization)	6,764.0	(854.6)	5,909.4	—		5,909.4
Selling, general and administrative	3,166.9	(391.6)	2,775.3	—		2,775.3
Depreciation and amortization	5,825.8	(1,153.3)	4,672.5	—		4,672.5
Impairment, restructuring and other operating items, net	174.1	(65.9)	108.2	—		108.2
	15,930.8	(2,465.4)	13,465.4	—		13,465.4
Operating income	2,349.2	(293.2)	2,056.0	136.0		2,192.0
Non-operating income (expense):
Interest expense	(2,441.4)	342.8	(2,098.6)	—		(2,098.6)
Realized and unrealized gains on derivative instruments, net	847.2	(226.2)	621.0	—		621.0
Foreign currency transaction losses, net	(1,149.2)	261.6	(887.6)	—		(887.6)
Losses on debt modification and extinguishment, net	(388.0)	1.0	(387.0)	—		(387.0)
Share of equity losses	(56.7)	16.3	(40.4)	(56.3)	(9)	(96.7)
Other income, net	154.3	0.8	155.1	61.8	(10)	216.9
Loss before income taxes	(684.6)	103.1	(581.5)	141.5		(440.0)
Income tax expense	(364.9)	(139.0)	(503.9)	—	(11)	(503.9)
Net loss	(1,049.5)	(35.9)	(1,085.4)	141.5		(943.9)
Net earnings attributable to noncontrolling interests	(103.0)	—	(103.0)	—		(103.0)
Net loss attributable to Liberty Global shareholders	$(1,152.5)	$(35.9)	$(1,188.4)	$141.5		$(1,046.9)

Basic and diluted earnings (loss) attributable to Liberty Global shareholders per share:
Liberty Global Shares	$(0.19)					$(0.14)
LiLAC Shares	$0.39					$0.39
Old Liberty Global Shares	$(1.13)					$(1.10)

Weighted average shares outstanding:
Liberty Global Shares — basic and diluted	864,721,483					864,721,483
LiLAC Shares:
Basic	43,915,757					43,915,757
Diluted	44,235,275					44,235,275
Old Liberty Global Shares — basic and diluted	884,040,481					884,040,481

LIBERTY GLOBAL PLC
Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements
September 30, 2016

_______________

(1)
Represents the elimination of the net assets of the Dutch JV Entities as of September 30, 2016. Effective August 3, 2016, in connection with the receipt of conditional approval from the European Commission, we began accounting for the Dutch JV Entities as held for sale. Accordingly, the assets and liabilities of the Dutch JV Entities were presented as held for sale as of September 30, 2016. The $1,122.8 million increase to investments relates to a note receivable from a subsidiary of Ziggo Group Holding (the Dutch JV Loan) that was eliminated in Liberty Global's consolidated financial statements prior to the contribution of the Dutch JV Entities to the Dutch JV. The principal balance of the Dutch JV Loan reflected in this pro forma adjustment represents the balance after giving effect to certain adjustments that were made in conjunction with the completion of the Dutch JV. The net assets of the Dutch JV Entities, as adjusted for the principal balance of the Dutch JV Loan, represent Liberty Global's basis in the Dutch JV Entities for purposes of calculating the nonrecurring gain that would have been recognized by Liberty Global if the Dutch JV Transaction had been completed on September 30, 2016. Accordingly, the elimination of the adjusted net assets of the Dutch JV Entities has been presented as an increase to Liberty Global's accumulated deficit.

(2)
Represents the estimated equalization payment that would have been paid by Vodafone to Liberty Global if the Dutch JV Transaction had closed on September 30, 2016. The amount is based on the defined net debt and certain working capital adjustments of Ziggo Group Holding and Vodafone NL as of September 30, 2016.

(3)
Represents the estimated pro rata distribution of the escrowed proceeds from the Recapitalization Transactions that Liberty Global would have received from the Dutch JV if the Dutch JV Transaction had been completed on September 30, 2016.

(4)
Amount reflects the preliminary estimate of the fair value of our initial investment in the Dutch JV. This estimate may differ from the amount to be recorded based upon the final valuation. If the final valuation of our investment were to be 10% higher (lower) than the preliminary estimate, the amount of Liberty Global's investment in the Dutch JV would increase (decrease) by $502.9 million.

(5)
Represents the estimated nonrecurring gain to be recognized in connection with the contribution of the Dutch JV Entities to the Dutch JV. The details of the gain calculation as of September 30, 2016 are set forth below (in millions):

Estimated fair value of investment in the Dutch JV (a) (note 4)	$5,029.4
Equalization payment (note 2)	809.1
Total estimated consideration received	5,838.5
Adjusted net assets of the Dutch JV Entities (note 1)	(4,012.1)
Release of cumulative translation adjustment (note 6)	(644.5)
Estimated gain (b)	$1,181.9

_______________

(a)	The estimated fair value of our investment in the Dutch JV as of September 30, 2016 assumes that Vodafone NL was contributed to the Dutch JV on a debt and cash free basis.

(b)
The estimated gain has been reflected as a decrease to Liberty Global's accumulated deficit in the unaudited condensed consolidated pro forma balance sheet. Due to its nonrecurring nature, the estimated gain has not been reflected in the accompanying unaudited condensed consolidated pro forma statements of operations. Based on applicable Dutch tax law, we have assumed there will be no tax impact associated with the gain to be recognized in connection with the contribution of the Dutch JV Entities to the Dutch JV.

(6)
Represents the cumulative foreign currency translation adjustments related to the Dutch JV Entities as of September 30, 2016. In connection with the contribution of the Dutch JV Entities to the Dutch JV, the cumulative foreign currency translation adjustments associated with the Dutch JV Entities will be released from equity.

(7)
Represents the impact of the contribution of the Dutch JV Entities to the Dutch JV. The revenue and expenses of the Dutch JV Entities represent the results of transactions with third-parties and do not include the results of transactions between Liberty Global and the Dutch JV Entities.

(8)
Represents the estimated related-party charges from Liberty Global to the Dutch JV pursuant to the Framework Agreement among Liberty Global, Vodafone and the Dutch JV. The adjustment included for the year ended December 31, 2015 is based

LIBERTY GLOBAL PLC
Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements — (Continued)
September 30, 2016

on the estimated Framework Agreement charges for 2016, and the adjustment included for the nine months ended September 30, 2016 is based on 75% of the estimated Framework Agreement charges for 2017. These estimates would likely differ from the related-party recharges that would have occurred had the Framework Agreement been in place effective January 1, 2015. Certain other related-party transactions that existed between the Dutch JV Entities and Liberty Global prior to the formation of the Dutch JV may continue subsequent to formation of the Dutch JV. As we do not expect these transactions to be material, we have not reflected the impacts of any of these transactions in these unaudited condensed consolidated pro forma financial statements.

(9)
Represents our 50% share of the net loss of the Dutch JV Entities. We have not made any pro forma adjustments to reflect our 50% share of Vodafone NL's results. In addition, we have not made pro forma adjustments to our share of losses of the Dutch JV to reflect the full-period impact of the Recapitalization Transactions as the increase in leverage from the Recapitalization Transactions is largely due to the inclusion of Vodafone NL in the Dutch JV. The details used to determine our 50% share of the net loss of the Dutch JV Entities are set forth below:

	Nine Months Ended September 30, 2016	Year Ended December 31, 2015
	in millions

Dutch JV Entities' historical net earnings (loss) (note 7)	$(92.0)	$35.9
Depreciation and amortization (a) (b)	(129.0)	—
Adjustment to income taxes of the Dutch JV Entities (c)	162.8	—
Related-party expenses - Framework Agreement (b) (note 8)	(75.0)	(102.0)
Related-party interest expense (b) (d)	(34.8)	(46.4)
Adjusted net loss of the Dutch JV Entities (e)	(168.0)	(112.5)
Liberty Global's 50% share of the Dutch JV Entities' adjusted net loss	$(84.0)	$(56.3)
_______________

(a)
Represents the depreciation and amortization of long-lived assets from August 3, 2016 through September 30, 2016. In connection with the application of held-for-sale accounting effective August 3, 2016 (as described above), Liberty Global ceased the depreciation and amortization of the long-lived assets of the Dutch JV Entities.

(b)	Amounts presented are computed net of income taxes using the Dutch statutory income tax rate of 25.0%.

(c)	Represents an adjustment to reflect the Ziggo Group Holding income taxes on a separate return basis.

(d)	Represents interest expense related to the Dutch JV Loan. Interest expense on the Dutch JV Loan is calculated using a fixed 5.55% interest rate, as specified in the amended loan agreement.

(e)
We have not made any pro forma adjustments to reflect the fair value accounting that will be applied to the net assets of the Dutch JV Entities in connection with the formation of the Dutch JV as the information to reflect these adjustments is not yet available. We anticipate that the application of fair value accounting to the net assets of the Dutch JV Entities will result in, among other things, increases to the carrying values of the long-lived assets of the Dutch JV Entities. Accordingly, the depreciation and amortization amounts included in the Dutch JV Entities' historical net earnings (loss) in the above table, which is based on the historical carrying values of Dutch JV Entities' depreciable tangible and intangible assets, is lower than the depreciation and amortization that we expect to be recorded by the Dutch JV following the application of fair value accounting. Assuming a 10-year useful life, every $500.0 million increase (decrease) in the fair value of the tangible and intangible assets of the Dutch JV Entities would result in an increase (decrease) in the depreciation and amortization of the Dutch JV Entities of $50.0 million per year.

LIBERTY GLOBAL PLC
Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements — (Continued)
September 30, 2016

(10)	Represents interest income related to the Dutch JV Loan. Interest income on the Dutch JV Loan is calculated using a fixed 5.55% interest rate, as specified in the amended loan agreement.

(11)
Based on applicable Dutch tax law, we have assumed there will be no tax impact associated with the pro forma adjustments related to the recognition of Liberty Global's 50% share of the Dutch JV Entities' adjusted net loss. As the net operating losses and other deferred tax assets within Liberty Global's Dutch fiscal unity are not considered to be realizable, we have also assumed there will be no tax impacts associated with the pro forma adjustments related to the revenue from the Framework Agreement and the interest income associated with the Dutch JV Loan.